Exhibit 99.1

NEWS FOR IMMEDIATE RELEASE

CROSS COUNTRY HEALTHCARE ANNOUNCES THIRD QUARTER 2010 EARNINGS RELEASE DATE AND CONFERENCE CALL INFORMATION

BOCA RATON, Fla. – October 1, 2010 – Cross Country Healthcare, Inc. (Nasdaq: CCRN) will hold its quarterly conference call to discuss its third quarter 2010 financial results on Tuesday, November 2, 2010, at 10:00 a.m. Eastern Time.  The Company intends to distribute its earnings press release after the close of business on Monday, November 1, 2010.

This call will be webcast live and can be accessed at the Company’s website at www.crosscountryhealthcare.com or by dialing 888-972-6408 from anywhere in the U.S. or by dialing 210-234-0087 from non-U.S. locations – Passcode: Cross Country.  A replay of the webcast will be available from November 2nd through November 16th.  A replay of the conference call will be available by telephone from approximately noon Eastern Time on November 2nd until November 16th by calling 888-567-0444 from anywhere in the U.S. or 402-998-1800 from non-U.S. locations – Passcode: 2010.

About Cross Country Healthcare

Cross Country Healthcare, Inc. is a diversified leader in healthcare staffing services offering a comprehensive suite of staffing and outsourcing services to the U.S. healthcare market.  The Company believes it is one of the top two providers of travel nurse and allied staffing services; one of the top four providers of temporary physician staffing (locum tenens) services; a leading provider of clinical trials staffing services and retained physician search services; and a provider of educational seminars, specifically for the healthcare marketplace.  On a company-wide basis, Cross Country Healthcare has approximately 4,500 contracts with hospitals and healthcare facilities, pharmaceutical and biotechnology customers, and other healthcare organizations.  Copies of this and other news releases as well as additional information about Cross Country Healthcare can be obtained online at www.crosscountryhealthcare.com.  Shareholders and prospective investors can also register at the corporate website to automatically receive the Company's press releases, SEC filings and other notices by e-mail.

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For further information, please contact:

Howard A. Goldman

Director/Investor & Corporate Relations

Phone: 877-686-9779

Email: hgoldman@crosscountry.com

6551 Park of Commerce Blvd., Boca Raton, FL 33487

Tel: (800) 347-2264   Fax: (561) 998-8533   www.crosscountry.com